POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed March 31, 2010 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

SIGNATURE AND ACKNOWLEDGMENT:  In witness whereof I have hereunto signed my name on December 5, 2012

/s/ Bradley J. Skapyak________ Bradley J. Skapyak	President (Principal Executive Officer)
/s/ James Windels ______ James Windels	Treasurer (Principal Financial and Accounting Officer)
/s/ Joseph S. DiMartino Joseph S. DiMartino	Board Member, Chairman of the Board
/s/ Isabel P. Dunst ______ Isabel P. Dunst	Board Member
/s/ Robin A. Melvin ______ Robin A. Melvin	Board Member
/s/ Philip L. Toia_________________ Philip L. Toia	Board Member
/s/ Roslyn Watson Roslyn Watson	Board Member
/s/ Benaree Pratt Wiley Benaree Pratt Wiley	Board Member

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On December 5, 2012 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Notary Public

EXHIBIT A

DREYFUS CASH MANAGEMENT

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

DREYFUS TREASURY & AGENCY CASH MANAGEMENT

DREYFUS TREASURY PRIME CASH MANAGEMENT

DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS

DREYFUS MUNICIPAL CASH MANAGEMENT PLUS

DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT